UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 27, 2007

Date of Report (date of earliest event reported)

CUTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the July 27, 2007 meeting of our Board of Directors, the annual compensation for David A. Gollnick, one of our Named Executive Officers, was amended as follows, effective June 1, 2007:

Name	Position	Salary (1)	Bonus Participation (2)	Total Cash Compensation (1) (3)	Stock Option Grants – Shares (4)
David A. Gollnick	Executive Vice President of Research and Development	$275.0	40%	$407.0	19,000

(1)	All dollar values in thousands of dollars.
(2)	Bonus amounts are calculated as a percentage of salary. Bonus amounts do not include participation in an additional discretionary profit-sharing plan of approximately 8% of salary.
(3)	The amount represents the target for total cash compensation, including salary, and participation in a bonus program and a discretionary profit-sharing plan.
(4)

This amount includes options for 14,000 shares and 5,000 shares granted to David A. Gollnick on June 8, 2007 and July 27, 2007, respectively. These stock options fully vest four years from the vesting commencement date of June 1, 2007, with 12/48th of the shares vesting on June 1, 2008 and an additional 1/48th of the shares vesting each month thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

By:	/s/ Kevin P. Connors
Kevin P. Connors President and Chief Executive Officer

Date: August 2, 2007